Exhibit 10.25.13

                        EIGHTY-THIRD AGREEMENT AMENDING
                       NEW ENGLAND POWER POOL AGREEMENT
                          (FINANCIAL ASSURANCE AND
                               BILLING POLICIES)


     THIS EIGHTY-THIRD AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of March 8, 2002 ("Eighty-Third Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending the New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of January 18, 2002; and

     WHEREAS, the Participants desire to amend the NEPOOL Agreement and the NEPOOL Tariff, as heretofore amended, to reflect the revisions detailed herein.

     NOW, THEREFORE, upon approval of this Eighty-Third Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:

                                   SECTION 1
                        AMENDMENTS TO NEPOOL AGREEMENT

1.1 Amendment to Section 21.2(c) of the NEPOOL Agreement. The second sentence of Section 21.2(c) of the NEPOOL Agreement is amended to read as follows:

     If a Participant fails to meet the requirements for continuation of service, NEPOOL may take such actions as are specified in the NEPOOL Billing Policy attached to the Tariff (the "Billing Policy") and the Financial Assurance Policy for NEPOOL Members attached to the Tariff (the "Member Financial Assurance Policy").

1.2 Amendment to Section 21.2(d) of the NEPOOL Agreement. Section 21.2(d) of the NEPOOL Agreement is amended to read as follows:

     In the event a Participant fails, for any reason other than a billing dispute as described in subsection (c) of this Section 21.2, to pay when due in accordance with NEPOOL System Rules (including, without limitation, the Billing Policy) all amounts invoiced to it by NEPOOL, or by the System Operator on behalf of NEPOOL (a "Payment Default"), or the Participant otherwise fails to comply with the Billing Policy or the Member Financial Assurance Policy (including, without limitation, a failure to provide adequate financial assurance), or the Participant fails to perform any other obligation under the Agreement or the Tariff, and such failure continues for at least five days in the case of a Payment Default and for at least ten days in the case of any other default, NEPOOL, or the System Operator on behalf of NEPOOL, may (but shall not be required to) notify such Participant in writing, electronically and by first class mail sent in each case to such Participant's member or alternate on the Participants Committee or billing contact, that it is in default, and NEPOOL may initiate a proceeding before the Commission to terminate such Participant's status as a Participant. Simultaneously with the giving of the notice described in the preceding sentence in the case of a Payment Default and within ten days after the giving of such notice in the case of any other default (unless the default giving rise to such notice is cured during such period), NEPOOL, or the System Operator on behalf of NEPOOL, shall notify each other member and alternate on the Participants Committee and each Participant's billing contact of the identity of the Participant receiving such notice, whether such notice relates to a Payment Default, to a failure to comply otherwise with the Billing Policy or the Member Financial Assurance Policy, or to another failure to perform obligations under the Agreement or the Tariff, and the actions NEPOOL and/or the System Operator plans to take and/or has taken in response to such default. Pending Commission action on such termination, NEPOOL may suspend service, in whole or part, to the Participant on or after 50 days after the giving of such notice and the initiation of such proceeding, in accordance with Commission policy, or such shorter time period as is specified in the Billing Policy or the Member Financial Assurance Policy, unless the Participant cures the default within such period. Nothing set forth in this Section 21.2 is intended to limit the additional provisions of the Information Policy, the Member Financial Assurance Policy or the Billing Policy relating to defaults.

                                   SECTION 2
                AMENDMENTS TO MEMBER FINANCIAL ASSURANCE POLICY

2.1 Amendment to Section II.A.1 of the Member Financial Assurance Policy. The second sentence of the first paragraph of Section II.A.1 of the Financial Assurance Policy for NEPOOL Members included as Attachment L to the NEPOOL Tariff, as amended by the Eighty-First Agreement Amending New England Power Pool Agreement (the "Member Financial Assurance Policy"), is amended to insert "and" immediately before "(iv)" and to delete "; and (v) a list of the officers and principal management of the Non-Municipal Applicant" at the end of the that sentence.

2.2 Amendment to Section II.A.1 of the Member Financial Assurance Policy. In the second sentence of the second paragraph of Section II.A.1 of the Member Financial Assurance Policy, "(v)" is changed to "(iv)".

2.3  Amendment to Section II.A.2 of the Member Financial Assurance Policy.
     In the first sentence of Section II.A.2 of the Member Financial Assurance Policy, the phrase "and a list of its officers and principal management" is deleted. In the second sentence of that section, ": (i) the background of the Non-Municipal Participant's officers and principal management; and (ii)" is deleted.

2.4 Amendment to Section II.B.4. of the Member Financial Assurance Policy. The first sentence of Section II.B.4. of the Member Financial Assurance Policy is amended to read as follows:

     When a Non-Municipal Participant's aggregate outstanding obligations to NEPOOL and the System Operator equal 80 percent (80%) of the sum of
     (i) that Non-Municipal Participant's then-effective Credit Limit and (ii) the available amount of the additional financial assurance provided by that Non-Municipal Participant divided by three and one-half (3.5) (the sum of item (i) and (ii) being referred to herein as the "Credit Test Amount"), the System Operator shall issue notice thereof to such Non-Municipal Participant, such notice to be given in the manner provided in Section 21 of the Restated NEPOOL Agreement.

2.5 Amendment to Section II.B.4. of the Member Financial Assurance Policy. Clause (ii)(a) in the second paragraph of Section II.B.4. of the Member Financial Assurance Policy is amended to read as follows:

     (ii) such Non-Municipal Participant shall be suspended from (a) making any purchases or sales of Market Products in the NEPOOL Market;

2.6  Amendment to Section II.B.4. of the Member Financial Assurance Policy.
     In the first clause (x) and the first clause (y) of the second paragraph of Section II.B.4. of the Member Financial Assurance Policy, "purchases of Market Products" is changed to "purchases and sales of Market Products" in each place where that phrase appears.

2.7 Amendment to Section II.B.4. of the Member Financial Assurance Policy. In the last sentence of the second paragraph of Section II.B.4. of the Member Financial Assurance Policy, "purchase Market Products" is changed to "purchase or sell Market Products."

2.8 Amendment to Section II.B.4. of the Member Financial Assurance Policy. The following is added at the end of the second paragraph of Section II.B.4. of the Member Financial Assurance Policy:

     In addition to the notices provided for herein, the System Operator will provide any additional information required under the Information Policy.

2.9 Amendment to Section V.D. of the Member Financial Assurance Policy. The last sentence of the first paragraph of Section V.D. of the Member Financial Assurance Policy is deleted.

2.10 Amendment to Section V.F. of the Member Financial Assurance Policy.
     The following is added at the end of the first paragraph of Section V.F. of the Member Financial Assurance Policy:

     In addition to the notices provided for herein, NEPOOL and/or the System Operator will provide any additional information required under the Information Policy.

                                   SECTION 3
           AMENDMENTS TO NON-PARTICIPANT FINANCIAL ASSURANCE POLICY

3.1 Amendment to Section I.A.1 of the Non-Participant Financial Assurance Policy. The second sentence of the first paragraph of Section I.A.1 of the Financial Assurance Policy for NEPOOL Non-Participant Transmission Customers included as Attachment M to the NEPOOL Tariff, as amended by the Eighty-First Agreement Amending New England Power Pool Agreement (the "Non-Participant Financial Assurance Policy"), is amended to insert "and" immediately before "(iv)" and to delete"; and (v) a list of the officers and principal management of the Non-Participant Applicant" at the end of the that sentence.

3.2 Amendment to Section I.A.1 of the Non-Participant Financial Assurance Policy. In the second sentence of the second paragraph of Section I.A.1 of the Non-Participant Financial Assurance Policy, "(v)" is changed to "(iv)".

3.3 Amendment to Section I.A.2 of the Non-Participant Financial Assurance Policy. In the first sentence of Section I.A.2 of the Non-Participant Financial Assurance Policy, the phrase "and a list of its officers and principal management" is deleted. In the second sentence of that section,": (i) the background of the Non- Participant Transmission Customer's officers and principal management; and (ii)" is deleted.

                                  SECTION 4
                     AMENDMENTS TO NEPOOL BILLING POLICY

4.1 Amendment to Section 3.3(e) of the NEPOOL Billing Policy. The followin is added immediately after the first sentence of Section 3.3(e) of the New England Power Pool Billing Policy included as Attachment N to the NEPOOL Tariff (the "Billing Policy"):

     Amounts withdrawn from the Late Payment Account and applied toward any shortfall resulting from the Default Amount shall not relieve the defaulting Participant or defaulting Non-Participant Transmission Customer of its obligation to pay such Default Amount.

4.2 Amendment to Section 3.3(j) of the NEPOOL Billing Policy. Section 3.3(j) of the NEPOOL Billing Policy is amended as follows:

     (j) Notice and Suspension. Without limiting any of the other remedies described above, in the event that the ISO, in its reasonable opinion, believes that all or any part of any amount due to be paid by any Participant or any Non-Participant Transmission Customer will not be or has not been paid when due (a "Payment Default"), the ISO (on its own behalf or on behalf of NEPOOL) may (but shall not be required to) notify such Participant or Non-Participant Transmission Customer in writing, electronically and by first class mail sent in each case to such Participant's member or alternate on the Participants Committee or billing contact (it being understood that the ISO will use reasonable efforts to contact all three) or such Non-Participant Transmission Customer's billing contact, of such Payment Default. If a Payment Default is not cured within five days after when such payment was originally due, the ISO shall notify each member and alternate on the NEPOOL Participants Committee, each Participant's billing contact and each of the New England governors and utility regulatory agencies of (i) the identity of the Participant or Non-Participant Transmission Customer receiving such notice, (ii) whether such notice relates to a Payment Default, (iii) whether the defaulting Participant has a registered load asset, and (iv) the actions the ISO plans to take and/or has taken in response to such Payment Default. In addition, the ISO will provide any additional information with respect to such Payment Default as may be required under the Information Policy. If a Payment Default is not cured within ten days after when such payment was originally due, the defaulting Participant or Non-Participant Transmission Customer shall be suspended (if applicable) from (a) making any purchases or sales of Market Products in the NEPOOL Market; (b) scheduling any future transmission service under the Tariff; and (c) voting on matters before the Participants Committee or any Technical Committee, in each case until (x) in the case of purchases and sales of Market Products and the scheduling of transmission services, such Payment Default has been cured in full, and (y) in the case of voting on matters before the Participants Committee or any Technical Committee, such Payment Default has been cured in full at least three Business Days prior to such vote; provided; however, that any suspension of a Participant's authority to vote on matters before the Participants Committee or any Technical Committee hereunder shall not be effective while an appeal of such suspension is pending. The suspension of a Participant's ability to purchase or sell Market Products in the NEPOOL Market shall not limit, in any way, NEPOOL's or the ISO's right to invoice or collect payment for any amounts owed (whether such amounts are due or becoming due) by such Participant under the Documents. If the ISO has issued a notice that a Participant or a Non-Participant Transmission Customer has defaulted on a payment obligation and that Participant or Non-Participant Transmission Customer subsequently cures that Payment Default, such Participant or Non-Participant Transmission Customer may request the ISO to issue a notice stating such fact; provided; however, that the ISO shall not be required to issue that notice unless, in its sole discretion, the ISO determines that such Payment default has been cured.

                                  SECTION 5
                                MISCELLANEOUS

5.1 This Eighty-Third Agreement shall become effective on June 1, 2002, or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

5.2 Terms used in this Eighty-Third Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.